                                                                      Exhibit 24

                           DIRECTOR AND/OR OFFICER OF
                               PENTON MEDIA, INC.

                           ANNUAL REPORT ON FORM 10-K

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Penton Media, Inc., a Delaware corporation, hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 1998 pursuant to Section 13 of the Securities and Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney-in-fact or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 27th day of March 1999.

/s/ THOMAS L. KEMP                          /s/ DANIEL J. RAMELLA
------------------                          ---------------------
Thomas L. Kemp                              Daniel J. Ramella
Chief Executive Officer & Director          Director

/s/ JOSEPH G. NECASTRO                      /s/ ANTHONY DOWNS
----------------------                      -----------------
Joseph G. NeCastro                          Anthony Downs
Chief Financial Officer                     Director

/s/ CHARLES T. GRIESEMER                    /s/ WILLIAM J. FRIEND
------------------------                    ---------------------
Charles T. Griesemer                        William J. Friend
Vice President / Controller                 Director

/s/ KING HARRIS                             /s/ JOAN W. HARRIS
---------------                             ------------------
King Harris                                 Joan W. Harris
Director                                    Director

/s/ WILLIAM C. DONOHUE                      /s/  DON E. SCHULTZ
----------------------                      -------------------
William C. Donohue                          Don E. Schultz
Director                                    Director

/s/ JOHN J. MEEHAN                          /s/ RICHARD B. SWANK
------------------                          --------------------
John J. Meehan                              Richard B. Swank
Director                                    Director

/s/ EDWARD J. SCHWARTZ
----------------------
Edward J. Schwartz
Director